PARTICIPATION AGREEMENT

                                      Among

                        DAVIS VARIABLE ACCOUNT FUND, INC.

                           DAVIS SELECTED ADVISERS, LP

                            DAVIS DISTRIBUTORS, LLC.

                                       And

              EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES


     THIS AGREEMENT, made and entered into this 2nd day of July, 2002, by and among EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES (hereinafter the "Insurance Company"), a New York corporation, on its own behalf and on behalf of each segregated asset account of the Insurance Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), DAVIS VARIABLE ACCOUNT FUND, INC., a Maryland Corporation (the "Company"), Davis Selected Advisers, LP, a Colorado Limited Partnership ("Adviser") and Davis Distributors, LLC., a Delaware Limited Liability Company ("Davis Distributors").

     WHEREAS, the Company engages in business as an open-end management investment company and is available to act as the investment vehicle for variable annuity and life insurance contracts to be offered by separate accounts of insurance companies and qualified retirement and pension plans ("Qualified Plans") which have entered into participation agreements substantially similar to this Agreement (the Insurance Company and such other insurance companies, and qualified plans hereinafter "Participating Insurance Companies"); and

     WHEREAS, the beneficial interest in the Company is divided into several series of shares, each designated a "Fund" and representing the interest in a particular managed portfolio of securities and other assets; and

     WHEREAS, the Company has obtained an order from the Securities and Exchange Commission (the "SEC"), granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Company to be sold to and held by Qualified Plans and by variable annuity and variable life insurance separate accounts of Participating Insurance Companies that may or may not be affiliated with one another (the "Mixed and Shared Funding Exemptive Order"); and

     WHEREAS, the Company has registered as an open-end management investment company under the 1940 Act and the offering of its shares has been registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and


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     WHEREAS, Davis Distributors is duly registered as a broker-dealer under the
Securities Exchange Act of 1934, as amended, (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, Davis Distributors is a wholly owned subsidiary of Davis Selected Advisers, L.P. which is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities law; and

     WHEREAS, the Insurance Company has registered under the 1933 Act, or will register under the 1933 Act, certain interests in an Account Funding variable annuity or variable life insurance contracts identified on Schedule B to this Agreement, as amended from time to time hereafter by mutual written agreement of all the parties hereto (the "Contracts"); and

     WHEREAS, the Account is a duly organized, validly existing segregated asset account, established by resolution of the board of directors of the Insurance Company on the date shown for that Account on Schedule A hereto, to set aside and invest assets attributable to the Contracts; and

     WHEREAS, the Insurance Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Insurance Company intends to purchase shares in the Funds listed on Schedule C to this Agreement as amended from time to time, at net asset value on behalf of the Account to fund the Contracts;

     NOW, THEREFORE, in consideration of their mutual promises, the Insurance Company, the Company and Davis Selected Advisors, LLP, Davis Distributors agree as follows:


ARTICLE I.  SALE OF COMPANY SHARES

     1.1. Davis Distributors agrees to sell to the Insurance Company those shares of the Company which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Company or its designee of the order for the shares of the Company. For purposes of this
Section 1.1, the Insurance Company, or its designee, shall be the designee of the Company for receipt of such orders from the Accounts and receipt by such designee shall constitute receipt by the Company; provided that the Company receives notice of such order by 10:00 a.m., Eastern Time, on the next following Business Day. In this Agreement, "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Company calculates its net asset value pursuant to the rules of the SEC.

     1.2. The Company agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Insurance Company and its Accounts on those days on which the Company calculates its Funds' net asset values pursuant to rules of the SEC and the Company shall use reasonable efforts to calculate its Funds' net asset values on each day on which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the directors of the Company may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the directors of the Company acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of that Fund. . If the Board refuses to sell shares to

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

the Insurance Company, the Insurance Company shall have the right to terminate this Agreement in accordance with section 10.1(b) of this Agreement.

     1.3. The Company agrees that shares of the Company will be sold only to Accounts of Participating Insurance Companies and to Qualified Plans. No shares of any Fund will be sold to the general public.

     1.4. The Company will not sell its shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Sections 1.5, 2.2, 2.4, 3.4, 3.5, and Article VII of this Agreement is in effect to govern such sales. The Company shall make available upon written request from the Insurance Company (i) a list of all other Participating Insurance Companies and (ii) a certification that all agreement contain provisions substantially the same as Sections 1.5, 2.2, 2.4, 3.4, 3.5, and
Article VII of this Agreement is in effect to govern such sales.

     1.5. The Company agrees to redeem, on the Insurance Company's request, any full or fractional shares of the Company held by the Account, executing such requests on a daily basis at the net asset value next computed after receipt by the Company or its designee of the request for redemption. However, if one or more Funds has determined to settle redemption transactions for all of its shareholders on a delayed basis (more than one business day, but in no event more than three Business Days, after the date on which the redemption order is received, unless otherwise permitted by an order of the SEC under Section 22(e) of the 1940 Act), the Company shall be permitted to delay sending redemption proceeds to the Insurance Company by the same number of days that the Company is delaying sending redemption proceeds to the other shareholders of the Fund. For purposes of this Section 1.5, the Insurance Company shall be the designee of the Company for receipt of requests for redemption from each Account and receipt by that designee shall constitute receipt by the Company; provided that the Company receives notice of the request for redemption by 10:00 a.m., Eastern Time, on the next following Business Day.

     1.6. The Insurance Company agrees to purchase and redeem the shares of each Fund listed on Schedule C to this Agreement, as amended from time to time, and offered by the then-current prospectus of the Company in accordance with the provisions of that prospectus, provided that such provisions are also consistent with the terms of this agreement.

     1.7. Each purchase, redemption and exchange order placed by the Insurance Company shall be netted with respect to a Fund. With respect to payment of the purchase price by the Insurance Company and of redemption proceeds by the Company, the Insurance Company and the Company shall net purchase and redemption orders with respect to each Fund and shall transmit one net payment for all of the Funds. Payment shall be in federal funds transmitted by wire. In the event of net purchase, the Insurance Company shall pay for the Funds' shares by 3:00 p.m. Eastern time on the next Business Day after an order to purchase shares is made in accordance with the provisions of Section 1.1 hereof. For the purpose of Sections 2.9 and 2.10, upon receipt by the Company of the wired federal funds, such funds shall cease to be the responsibility of the Insurance Company and shall become the responsibility of the Company. In the event of net redemption, the Company shall pay the redemption proceeds by 3:30 p.m. Eastern time on the next Business Day after an order to redeem the shares is made in accordance with the provisions of Section 1.5 hereof. However, payment may be postponed under unusual circumstances, such as when normal trading is not taking place on the New York Stock Exchange, an emergency as defined by the SEC exists, or as permitted by the SEC.

     1.8. Issuance and transfer of the Company's shares will be by book entry only. Stock certificates will not be issued to the Insurance Company or any Account. Shares ordered from the Company will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account. . The

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Company shall notify the Insurance Company by 10:00: a.m. on the next business day of the number of Shares of the Portfolio that are held under the Contracts.

     1.9. The Company shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Insurance Company as soon as reasonably practicable, but no later than two business days prior to any described action of any income, dividends or capital gain distributions payable on the Funds' shares. The Insurance Company hereby elects to receive all income dividends and capital gain distributions payable on a Fund's shares in additional shares of that Fund. The Insurance Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Company shall notify the Insurance Company of the dividend rate per share for the payment of dividends and distributions (promptly (but no later than 4:00 p.m. on the same business day that such dividend or distribution is made).

     1.10. The Company shall make the net asset value per share for each Fund available to the Insurance Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make those per-share net asset values available by 6:30 p.m., Eastern Time. In the event that the Company is unable to meet the 6:30 p.m. Eastern Time stated herein, it shall provide additional time for the Insurance Company to place orders for the purchase and redemption of shares. Such additional time shall be equal to the additional time which the Company takes to make the net asset value available to the Insurance Company. In accordance with
Section 8.3(a)(iii) hereof, if the Company provides materially incorrect share net asset value information, the Company will make an adjustment to the number of shares purchased or redeemed for the Account to reflect the correct net asset value per share (a "Pricing Error"). Any material error (determined by the Company in accordance with SEC guidelines, as to whether a material error has occurred) in the calculation or reporting of net asset value per share, dividend or capital gains information shall be reported to the Insurance Company promptly upon discovery. Such notification may be oral, but shall be confirmed promptly in writing within two business days. In such event, the Company shall recompute all Account share transactions that were based on the Pricing Error and credit or debit the Account's account such that the Account has the same number of the Portfolio's shares as if all those transactions had been correctly priced. The Adviser shall reimburse the Company for (a) any loss resulting from the fact that any Participating Insurance Company or other owner of the Portfolio's shares has an insufficient number or amount of shares remaining in its account to make a correcting adjustment for any over payment to such owner by the Portfolio due to the Pricing error, unless the Company is able to collect any such deficiency from such owner and (b) any other material liabilities and expenses that a Portfolio incurs as a result of the Pricing Error. If, as a result of the Pricing Error, the Insurance Company has paid out to a Contract owner or beneficiary, or a Contract owner has transferred to a different option under the Contract, an amount in excess of what that person should have received, the Adviser shall reimburse the Insurance Company for the excess amount upon receipt from the Insurance Company of an invoice or other statement documenting such excess payments. In addition, in the event that the Pricing Error causes the Insurance Company to incur any costs for re-processing values under Contracts, such as preparing and mailing revised statements to Contract owners, the Adviser shall reimburse the Company for all such reasonable costs and expenses upon receipt from the Insurance Company of an invoice or other statement documenting such costs and expenses. Notwithstanding anything else in this Section 1.10, neither the Fund, any Portfolio, the Adviser, the Underwriter, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by the Insurance Company to the Company or Davis Distributors.


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ARTICLE II.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS

     2.1. The Insurance Company represents, warrants and agrees that the offerings of the interests in the Account are, or will be, registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with applicable state insurance suitability requirements. The Insurance Company further represents that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under New York insurance law and has registered, or warrants and agrees that prior to any issuance or sale of the Contracts it will register, the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

     2.2. The Adviser and the Company each warrants, represents and agrees that Company shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sale in compliance with the laws of the State of Maryland and all applicable federal securities laws and that the Company is and shall remain registered under the 1940 Act and that it shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Company shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Company or Davis Distributors.

     2.3. The Adviser and Company each represents and warrants that each Fund is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and represents, warrants and agrees that it will make all reasonable efforts to maintain each Fund's qualification (under Subchapter M or any successor or similar provision) and that it will notify the Insurance Company immediately upon having a reasonable basis for believing that any Fund has ceased to so qualify or might not so qualify in the future. In the event that a Fund fails to so qualify, the Insurance Company shall have the right to terminate this arrangement in accordance with Section 10.1 (b), which right shall be in addition to any other rights that the Insurance Company has.

     2.4. The Insurance Company represents and warrants that the Contracts are currently treated as annuity or life insurance contracts under applicable provisions of the Code and represents and warrants and agrees that it will make all reasonable efforts to maintain such treatment and that it will notify the Company, Adviser and Davis Distributors immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

     2.5.The Company represents and warrants that it currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Company undertakes to have a board of directors, a majority of whom are not interested persons of the Company, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

     2.6.The Company and the Adviser each represents and warrants that each Fund's investment objectives, policies and restrictions comply and will continue to comply with applicable state and federal laws (other than state insurance laws) as they may apply to the Company. The Company and Adviser will use their best efforts to comply with state insurance laws which apply to them on account of the availability of the Fund to Contract owners pursuant to this Agreement, provided that the Insurance Company shall inform them of any insurance restrictions imposed by state insurance laws which are

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

applicable to a Fund. To the extent feasible and consistent with market conditions, the Company will adjust a Fund's practices to comply with the aforementioned state insurance laws upon written notice from the Insurance Company of such requirements and proposed adjustments, it being agreed and understood that in any such case the Company shall be allowed a reasonable period of time under the circumstances after receipt of such notice to make any such adjustment. If the Company is unable to so adjust a Fund's practices, then the Insurance Company shall have the right to terminate this Agreement in accordance with Section 10.1(b), which right shall be in addition to any other rights that the Insurance Company has.

     2.7. The Company represents and warrants that it is lawfully organized and validly existing under the laws of the State of Maryland and represents, warrants and agrees that the Company does and will comply in all material respects with the 1940 Act and the laws of the State of Maryland.

     2.8. Davis Distributors represents and warrants that it shall remain duly registered as a broker-dealer under all applicable federal and state securities laws and agrees that it shall perform its obligations for the Company in compliance in all material respects with any applicable state and federal securities laws.

     2.9. The Adviser represents and warrants that , it is and shall remain duly registered under all applicable federal and state securities laws and that the Adviser will perform its obligations to the Fund in accordance with the laws of any applicable state and federal securities laws

     2.10. The Company, the Adviser and Davis Distributors each represents and warrants that all of their officers, employees, investment advisers, investment sub-advisers, and other individuals or entities described in Rule 17g-1 under the 1940 Act dealing with the money and/or securities of the Company are, and shall continue to be at all times, covered by a blanket fidelity bond or similar coverage for the benefit of the Company in an amount not less than the minimum coverage required currently by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. That fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

     2.11 The Company and the Adviser each represents and warrants that, to the best of its knowledge, the investment management fees paid by the Fund does not constitute a breach of fiduciary duty under the 1940 Act.


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ARTICLE III. DISCLOSURE DOCUMENTS AND VOTING

     3.1. Davis Distributors shall provide the Insurance Company (at the Insurance Company's expense) with as many copies of the current prospectus (which term as used in this Agreement shall also include any supplements thereto) for each Fund listed on Schedule C herein as the Insurance Company may reasonably request for distribution to prospective purchasers of contracts. Davis Distributors shall also provide the Insurance Company (free of charge) with as many copies of the current prospectus for each Fund listed on Schedule C herein as the Insurance Company may reasonably request for distribution to existing Contract owners and provide same to Insurance Company on a timely basis such that Insurance Company can satisfy its obligation to provide the prospectus to existing contractowners, as required by law. If requested by the Insurance Company in lieu thereof, the Company shall provide such documentation (including a final copy of the new prospectus as set in type or at the request of the Insurance Company, as a diskette in the form sent to the financial printer, at the Company's expense) and other assistance as is reasonably necessary in order for the Insurance Company once each year (or more frequently if the prospectus for the Company is amended) to have the prospectus for the Contracts and the Company's prospectus printed together in one document. The expenses of such printing to be apportioned between (a) the Insurance Company and (b) the Company or its designee in proportion to the number of pages of the Policy and Shares' prospectuses, taking account of other relevant factors affecting the expense of printing, such as covers, columns, graphs and charts; the Company or its designee to bear the cost of printing the Shares' prospectus portion of such document for distribution to owners of existing Policies and the Insurance Company to bear the expenses of printing the portion of such document relating to the Accounts provided, however, that the Insurance Company shall bear all printing expenses of such combined documents where used for distribution to prospective purchasers. In the event that the Insurance Company requests that the Company or its designee provides the Fund's prospectus, profile prospectus or supplements thereto in a "camera ready" or diskette format, the Company shall be responsible for providing such document in the format in which it or the Adviser is accustomed to formatting such documents and shall bear the expense of providing such documents in such format (e.g., typesetting expenses), and the Insurance Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses.

     3.2. The Company's prospectus shall state that the Statement of Additional Information for the Company (the "SAI, which term, as used in this Agreement shall include any supplement thereto) is available from the Company, and Davis Distributors (or the Company), at its expense, shall print and provide the SAI free of charge to the Insurance Company and to any owner of a Contract or prospective owner who requests the SAI.

     3.3. The Company or the Adviser, at its expense, shall provide the Insurance Company with copies of its voting instructions, proxy material, reports to shareholders and other communications to shareholders in such quantity as the Insurance Company shall reasonably require for distributing to Contract owners and the Company or the Adviser shall bear the costs of distributing them to existing contractowners.

     3.4. If and to the extent required by law, the Insurance Company shall:

          (i)   solicit voting instructions from Contract owners;

          (ii) vote the Company shares of each Fund in accordance with instructions received from Contract owners; and

          (iii) vote Company shares for which no instructions have been received in the same proportion as Company shares of that Fund for which instructions have been received;

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so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Insurance Company reserves the right to vote Company shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Company calculates voting privileges in a manner consistent with the standards set forth on Schedule D attached hereto and incorporated herein by this reference, which standards will also be provided to the other Participating Insurance Companies. The Insurance Company shall fulfill its obligation under, and abide by the terms and conditions of, the Mixed and Shared Funding Exemptive Order the material terms of which are set forth herein.

     3.5. The Company will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Company will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Company currently intends, comply with Section 16(c) of the 1940 Act as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Company will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.


ARTICLE IV.  SALES MATERIAL AND INFORMATION

     4.1. The Insurance Company shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company, Davis Selected Advisers, L.P., or Davis Distributors is named, at least 10 Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within 10 Business Days after receipt of such material.

     4.2. The Insurance Company shall not give any information or make any representations or statements on behalf of the Company or concerning the Company in connection with the sale of the Contracts other than the information or representations contained in the Company's registration statement, prospectus or SAI, as that registration statement, prospectus or SAI may be amended or supplemented from time to time, or in published reports for the Company which are in the public domain or approved by the Company or in reports or proxy statements for the Company, or in sales literature or other promotional material approved by the Company or its designee or by Davis Distributors, except with the permission of the Company or Davis Distributors.

     4.3. The Company, Davis Distributors, or its designee shall furnish, or shall cause to be furnished, to the Insurance Company or its designee, each piece of sales literature or other promotional material in which the Insurance Company, the Contract or the Account is named at least 10 Business Days prior to its use. No such material shall be used if the Insurance Company or its designee reasonably objects to such use within 10 Business Days after receipt of that material.

     4.4. The Company, the Adviser and Davis Distributors shall not give any information or make any representations on behalf of the Insurance Company or concerning the Insurance Company, any Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or statement of additional information for the Contracts, as that registration statement, prospectus or statement of additional information may be amended or supplemented from time to time, or in published reports for any Account which are in the public domain or approved by the Insurance Company for distribution to Contract

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

owners, or in sales literature or other promotional material approved by the Insurance Company or its designee, except with the permission of the Insurance Company.

     4.5. The Company will provide to the Insurance Company at least one complete copy of each registration statement, prospectus, statement of additional information, report, proxy statement, piece of sales literature or other promotional material, application for exemption, request for no-action letter, and any amendment to any of the above, that relate to the Company or its shares, contemporaneously with the filing of the document with the SEC, the NASD, or other regulatory authorities.

     4.6. The Insurance Company will provide to the Company at least one complete copy of each registration statement, prospectus, statement of additional information, report, solicitation for voting instructions, piece of sales literature and other promotional material, application for exemption, request for no-action letter, and any amendment to any of the above, that relates to the Contracts or the Account, contemporaneously with the filing of the document with the SEC, the NASD, or other regulatory authorities.

     4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements, newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, shareholder newsletters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under NASD rules, the 1940 Act or the 1933 Act.


ARTICLE V.  FEES AND EXPENSES

     5.1. The Company and Davis Distributors shall pay no fee or other compensation to the Insurance Company under this agreement, except as set forth in Section 5.4.

     5.2. All expenses incident to performance by the Company under this Agreement shall be paid by the Company or the Adviser. The Company shall see to it that any offering of its shares is registered and that all of its shares are authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Company or Davis Distributors, in accordance with applicable state laws prior to their sale. The Company or the Adviser shall bear the cost of registration and qualification of the Company's shares, preparation and filing of the Company's prospectus and registration statement, contract owner voting instructions, proxy materials and reports, printing, distributing to contract owners, setting the prospectus in type, setting in type and printing and distributing to contract owners the contract owner voting instructions, proxy materials and reports to shareholders, the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Company's shares.

     5.3. The Insurance Company shall bear the expenses of printing and distributing to Contract owners the Contract prospectuses.

     5.4. The Distributor will monthly pay the Insurance Company certain amounts to appropriately recognize the relative rights and responsibilities of the parties hereto. Such payments will be equal to _____% per annum of the average aggregate amount invested by the Insurance Company in the

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

Company under this Agreement up to $____ million of assets invested in the Company, and ____% per annum for any amount exceeding $____ million invested by the Insurance Company in the Company under this Agreement. Such payments will be made monthly, and only when the average aggregate amount invested exceeds $_________. The parties agree that such payments do not constitute payment for investment advisory, distribution or other services. Payment of such amounts by Davis Distributors shall not increase the fees paid by the Company or its shareholders.


ARTICLE VI.  DIVERSIFICATION

     6.1. The Adviser and Company each represents and warrants that each Fund of the Company will at all times invest their assets in such a manner as to ensure that the Contracts will be treated as variable contracts under the Internal Revenue Code and the regulations issued thereunder. Without limiting the scope of the foregoing, The Adviser and the Company each represent and warrant that they will comply with Section 817(h) of the Code and Treasury Regulation 1.817-5(b) and (f) relating to the diversification requirements for variable annuity, endowment, modified endowment or life insurance contracts and any amendments or other modifications to that Section or Regulation (and any revenue rulings, revenue procedures, notices and other published announcements of the Internal Revenue Service interpreting these sections) as if those requirements applied separately to each such Fund. In the event of a breach of this Article VI by the Company, and in addition to other remedies and actions set forth in this Agreement, the Company will take all reasonable steps (a) to notify the Insurance Company of such breach and (b) to adequately diversify the Company so as to achieve compliance with the grace period afforded by Treasury Regulation 1.817-5.

Without limiting their obligations under Section 6.1 above, the Company and Adviser each represents and warrants that each Fund will elect to be qualified as a Regulated Investment Company under Subchapter M of the Code, that they will operate each such Regulated Investment Company in such a way as to avoid the imposition of any Federal taxes, and that they will maintain such qualification (under Subchapter M or any successor or similar provision).


ARTICLE VII.  POTENTIAL CONFLICTS

     7.1. The directors of the Company will monitor each Fund for the existence of any material irreconcilable conflict between the interests of the variable Contract owners of all separate accounts investing in the Company and the participants of all Qualified Plans investing in the Company. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of variable contract owners. The directors of the Company shall promptly inform the Insurance Company if they determine that an irreconcilable material conflict exists and the implications thereof. The directors of the Company shall have sole authority to determine whether an irreconcilable material conflict exists and their determination shall be binding upon the Insurance Company.

     7.2. The Insurance Company and Davis Distributors each will report promptly any potential or existing conflicts of which it is aware to the directors of the Company. The Insurance Company and Davis Distributors each will assist the directors of the Company in carrying out their responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the directors of the Company with all information reasonably necessary for them to consider any issues raised. This includes, but is not limited to, an obligation by the Insurance Company to inform the directors of the Company whenever Contract owner voting instructions are to be disregarded. These responsibilities shall be carried out by the Insurance Company with a view only to the interests of the Contract owners and by Davis Distributors with a view only to the interests of Contract owners and Qualified Plan participants.

     7.3. If it is determined by a majority of the directors of the Company, or a majority of the directors who are not interested persons of the Company, any of its Funds, or Davis Distributors (the "Independent Directors"), that a material irreconcilable conflict exists, the Insurance Company and/or other Participating Insurance Companies or Qualified Plans that have executed participation agreements shall, at their expense and to the extent reasonably practicable (as determined by a majority of the Independent Directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets attributable to some or all of the separate accounts from the Company or any Fund and reinvesting those assets in a different investment medium, including (but not limited to) another Fund of the Company, or submitting the question whether such segregation should be implemented to a vote of all affected variable contract owners and, as appropriate, segregating the assets of any appropriate group (e.g., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected variable contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account and obtaining any necessary approvals or orders of the SEC in connection therewith.

     7.4. If a material irreconcilable conflict arises because of a decision by the Insurance Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Insurance Company may be required, at the Company's election, to withdraw the affected Account's investment in the Company and terminate this Agreement with respect to that Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Any such withdrawal and termination must take place within six (6) months after the Company gives written notice that this provision is being implemented, and, until the end of that six month period, the Company shall continue to accept and implement orders by the Insurance Company for the purchase (and redemption) of shares of the Company.

     7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Insurance Company conflicts with the majority of other state regulators, then the Insurance Company will withdraw the affected Account's investment in the Company and terminate this Agreement with respect to that Account within six months after the directors of the Company inform the Insurance Company in writing that they have determined that the state insurance regulator's decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Until the end of the foregoing six month period, the Company shall continue to accept and implement orders by the Insurance Company for the purchase (and redemption) of shares of the Company.

     7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the Independent Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts. The Insurance Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the directors of the Company determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Insurance Company will withdraw the Account's investment in the Company and terminate this Agreement within six (6) months after the directors of the Company inform the Insurance Company in writing of the foregoing determination, provided, however, that the withdrawal and termination shall be limited to the extent required by the material irreconcilable conflict, as determined by a majority of the Independent Directors.

     7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Company and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent those rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to those Sections are contained in the Rule(s) as so amended or adopted.


ARTICLE VIII.  INDEMNIFICATION

     8.1. INDEMNIFICATION BY THE INSURANCE COMPANY

     8.1(a). The Insurance Company agrees to indemnify and hold harmless the Company and each director, officer, employee or agent of the Company, and each person, if any, who controls or is associated with the Company within the meaning of the federal securities law (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Insurance Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, holding, acquisition, distribution or redemption of the Company's shares or the Contracts and:

          (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or statement of additional information for the Account or contained in the Contracts or sales literature for the Account or Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, provided that this agreement to indemnify and hold harmless shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Insurance Company by or on behalf of the any indemnified party or approved for use by or on behalf of any indemnified party for use in the registration statement, prospectus or statement of additional information for the Account or in the Contracts or sales literature (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale, holding, acquisition, distribution or redemption of the Contracts or shares of the Company;

          (ii) arise out of or as a result of statements or representations or wrongful conduct of the Insurance Company or persons under its control authorized to act on its behalf with regard to this Agreement, with respect to the sale, holding, acquisition, redemption or distribution of the Contracts or Company Shares, provided that this agreement to indemnify and hold harmless shall not apply as to any indemnified party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Insurance Company by or on behalf of any indemnified party, or approved for use by or on behalf of any indemnified party for use in the Account registration statement, Account prospectus or Account SAI or in the Contract's or Account's sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale, holding, acquisition or distribution of the Account, Contracts or Company share or operations of the Company;

          (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature or other promotional material of the Company or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such a statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of the Insurance Company or persons under its control authorized to act on its behalf with regard to this Agreement; or;

          (iv) arise as a result of any failure by the Insurance
          Company to provide the services and furnish the materials or to make payments under the terms of this Agreement; or

          (v) arise out of or result from any material breach of any representation, warranty or agreement made by the Insurance Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Insurance Company, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof. This indemnification shall be in addition to any liability which the Insurance Company may otherwise have.

     8.1(b). No indemnified party shall be entitled to indemnification if such loss, claim, damage, liability or litigation is due to willful misfeasance, bad faith, or gross or reckless disregard of obligations or duties by the party seeking indemnification or due to the breach of any representation, warranty or agreement made by the indemnified party.

     8.1(c). The Insurance Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless that Indemnified Party shall have notified the Insurance Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon that Indemnified Party (or after the Indemnified Party shall have received notice of such service on any designated agent). Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve the Insurance Company of its obligations hereunder except to the extent that the Insurance Company has been prejudiced by such failure to give notice. In addition, any failure by the Indemnified Party to notify the Insurance Company of any such claim shall not relieve the Insurance Company from any liability which it may have to the Indemnified Party against whom the action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Insurance Company shall be required to assume, at its own expense, the defense of the action.. After the Insurance Company assumes the defense of any claim or proceeding brought against any Indemnified Party, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Insurance Company will not be liable to that party under this Agreement for any legal or other expenses subsequently incurred by the party independently in connection with the defense of any action or proceeding brought against any Indemnified Party unless
(i) the Company and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. .

     8.1(d). The Indemnified Parties will promptly notify the Insurance Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale holding, acquisition, redemption or distribution of the Company's shares or the Contracts or the operation of the Company for which indemnification may be sought under this Section 8.1.


     8.2. INDEMNIFICATION BY ADVISER

     8.2(a). Adviser agrees to indemnify and hold harmless the Insurance Company, its parents and subsidiaries and other affiliates and each of their directors, officers, employees or agents, and each person, if any, who controls or is associated with the Insurance Company within the meaning of the federal securities laws and the Company (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Advisor) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, acquisition, holding distribution or redemption of the Company's shares or the Contracts and:

          (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, statement of additional information or sales literature of the Company (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, provided that this agreement to indemnify and hold harmless shall not apply as to any Indemnified Party if the statement or omission or alleged statement or omission was made in reliance upon and in conformity with information furnished to Davis Distributors, the Adviser or the Company by or on behalf of the Insurance Company for use in the registration statement, prospectus, or statement of additional information or in sales literature for the Company (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the acquisition, holding, distribution, redemption or sale of the Contracts or Company shares;

          (ii) arise out of or as a result of statements or representations (or wrongful conduct by or on behalf of the Company, Advisor, Davis Distributors or persons under their control authorized to act on their behalf with regard to this Agreement, with respect to the sale, acquisition, holding or distribution of the Contracts or shares of the Company; provided that this agreement to indemnify and hold harmless shall not apply as to any indemnified party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Davis Distributors, the Company or the Adviser by or on behalf of any indemnified party, or approved for use by on behalf of any indemnified party for use in the Company registration statement, Company prospectus or Company SAI or in the Company's, Adviser's or Davis Distributor's sales literature or other promotional material (or any amendment or supplement to same) or otherwise for use in connection with the sale, holding, acquisition, redemption or distribution of the Contracts or shares of the Company;

          (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information for the Account or sales literature or other promotional material covering the Contracts or Account, or any amendment thereof or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished in writing to the Insurance Company by or on behalf of the Davis Distributors, the Advisor or the Company or persons under their control authorized to act on their behalf with regard to this Agreement or;

          (iv) arise as a result of any failure by the Company, the Adviser or Davis Distributors to provide the services and furnish the materials or to make payments under the terms of this Agreement (including a failure, whether intentional or in good faith or otherwise, to comply with the requirements and procedures related thereto specified in Section 1.3 and/or Article VI of this Agreement in which case, (1) the damages recoverable under this indemnity shall, without limitation include any cost the Insurance

          Company reasonably incurs in working out any settlement or closing agreement with the Internal Revenue Service (IRS) in order that holders of the Contracts not be taxed currently on gains thereunder, together with any related settlement payments or penalties required of the Insurance Company by the IRS, and (2) Davis shall either inform Company of its consent or declined to consent to any such penalties or settlement payments under this Section within 20 days of receipt of a request for such consent. In the event that Davis does not consent, Company may immediately commence arbitration proceedings pursuant to Section 12.10; or

          (v) arise out of or result from any material breach of any representation, warranty or agreement made by Davis Distributors, the Adviser or the Company in this Agreement or arise out of or result from any other material breach of this Agreement by Davis Distributors the Adviser or the Company;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof. This indemnification shall be in addition to any liability which the Adviser may otherwise have. If a Fund's net asset value is materially and adversely affected by any losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) that are incurred by or charged against the Company and that arise out of are based on any of the circumstances set forth in sub-paragraphs (i)-(v) of this Section 8.2(a), and if the Insurance Company elects to give credits or make payments to its customers to reasonably offset the negative impact thereof on their Contract values, the amount of such credits and payments shall be reimbursable to the Company under this Section 8.2, if Davis has been given 20 days to consent (or decline to consent) and has so consented to such action. In the event Davis does not consent to such action, Company may immediately commence arbitration proceedings pursuant to Section 12.10.

Nothing in this Agreement shall be construed so as to make the Adviser liable for any adverse effect to a Fund's net asset value or loss if proximately caused by the decision to purchase, sell, or retain any security, if such decision was made with due care and in good faith. A decision will be presumptively assumed to be made with due care and in good faith if the Adviser can demonstrate a reasonable belief that the securities in question (i) may assist the Fund in pursuing its investment objective; (ii) are consistent with the Fund's investment strategies as disclosed in its prospectus and Statement of Additional Information, as amended from time to time; and (iii) will not cause the Fund to violate any of its investment restrictions as described in the Fund's prospectus and Statement of Additional Information, as amended from time to time.

     8.2(b) No indemnified party shall be entitled to indemnification if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, or gross negligence or by reason of the reckless disregard of obligations and duties by the party seeking indemnification or due to the breach of any representation, warranty or agreement made by the indemnified party.

     8.2(c) The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless the Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party (or after the Indemnified Party shall have received notice of such service on any designated agent). Notwithstanding the foregoing, the failure of any

Indemnified Party to give notice as provided herein shall not relieve the Adviser of its obligations hereunder except to the extent that the Adviser has been prejudiced by such failure to give notice. In addition, any failure by the Indemnified Party to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser will be required to assume, at its own expense, in the defense thereof. After the Adviser assumes the defense of any action or proceeding brought against any Indemnified Party, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to that party under this Agreement for any legal or other expenses subsequently incurred by that party independently in connection with the defense of any action or proceeding brought against any Indemnified Party unless (i) the Adviser and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Adviser and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Adviser shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Adviser agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     8.2(d) The Indemnified parties agrees to notify the Adviser promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance, holding, acquisition, distribution, redemption or sale of the Contracts or Company Shares or the operation of the Account or Company for which indemnification may be sought under this Section 8.2. .


     8.3. INDEMNIFICATION BY DAVIS DISTRIBUTORS

     8.3(a). To the extent that the Adviser does not or is not required to indemnify the Insurance Company or the Company, pursuant to Section 8.2, Davis Distributors agrees to indemnify and hold harmless the Insurance Company , its parents and subsidiaries and other affiliates and each of their directors, officers, employees or agents, and each person, if any, who controls or is associated with the Insurance Company within the meaning of the federal securities laws and the Company (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Davis Distributors) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, acquisition, holding, distribution or redemption of the Company's shares or the Contracts and:

          (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, statement of additional information or sales literature of the Company (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, provided that this agreement to indemnify and hold harmless shall not apply as to any Indemnified Party if the statement or omission or alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to Davis Distributors, the Adviser or the Company by or on behalf of the Insurance Company for use in the registration statement, prospectus, or statement of additional information or in sales literature for the Company (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the acquisition, holding, distribution, redemption or sale of the Contracts or Company shares;

          (ii) arise out of or as a result of statements or representations (or wrongful conduct) by or on behalf of the Company, Advisor, Davis Distributors or persons under their control authorized to act on their behalf with regard to this Agreement, with respect to the sale, acquisition, holding or distribution of the Contracts or shares of the Company; provided that this agreement to indemnify and hold harmless shall not apply as to any indemnified party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Davis Distributors, the Company or the Adviser by or on behalf of any indemnified party, or approved for use by on behalf of any indemnified party for use in the Company registration statement, Company prospectus or Company SAI or in the Company's, Adviser's or Davis Distributor's sales literature or other promotional material (or any amendment or supplement to same) or otherwise for use in connection with the sale, holding, acquisition, redemption or distribution of the Contracts or shares of the Company;

          (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information for the Account or sales literature or other promotional material covering the Contracts or Account, or any amendment thereof or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished in writing to the Insurance Company by or on behalf of the Davis Distributors, the Adviser or the Company or persons under their control authorized to act on their behalf with regard to this Agreement or;

          (iv) arise as a result of any failure by the Company or Davis Distributors to provide the services and furnish the materials or to make payments under the terms of this Agreement (including a failure, whether intentional or in good faith or otherwise, to comply with the requirements and procedures related thereto specified in Section 1.3 and/or
          Article VI of this Agreement) in which case, (1) the damages recoverable under this indemnity shall, without limitation include any cost the Insurance Company reasonably incurs in working out any settlement or closing agreement with the Internal Revenue Service (IRS) in order that holders of the Contracts not be taxed currently on gains thereunder, together with any related settlement payments or penalties required of the Insurance Company by the IRS, and (2) Davis shall either inform Company of its consent or declined to consent to any such penalties or settlement payments under this Section within 20 days of receipt of a request for such consent. In the event that Davis does not consent, Company may immediately commence arbitration proceedings pursuant to Section 12.10;or

          (v) arise out of or result from any material breach of any representation, warranty or agreement made by Davis Distributors, the Adviser or the Company in this Agreement or arise out of or result from any other material breach of this Agreement by Davis Distributors the Adviser or the Company;

as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof. This indemnification shall be in addition to any liability which Davis Distributors may otherwise have. If a Fund's net asset value is materially and adversely affected by any losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) that are incurred by or charged against the Company and that arise out of are based on any of the circumstances set forth in sub-paragraphs (i)-(v) of this Section 8.3(a), and if the Insurance Company elects to give credits or make payments to its customers to reasonably offset the negative impact thereof on their Contract values, the amount of such credits and payments shall be reimbursable to the Company under this Section 8.3 ) if Davis has been given 20 days to consent (or decline to consent) and has so consented to such action. In the event Davis does not consent to such action, Company may immediately commence arbitration proceedings pursuant to Section 12.10.

Nothing in this Agreement shall be construed so as to make Davis Distributors liable for any adverse effect to a Fund's net asset value or loss if proximately caused by the decision to purchase, sell, or retain any security, if such decision was made with due care and in good faith. A decision will be presumptively assumed to be made with due care and in good faith if the Adviser can demonstrate a reasonable belief that the securities in question (i) may assist the Fund in pursuing its investment objective; (ii) are consistent with the Fund's investment strategies as disclosed in its prospectus and Statement of Additional Information, as amended from time to time; and (iii) will not cause the Fund to violate any of its investment restrictions as described in the Fund's prospectus and Statement of Additional Information, as amended from time to time.

     8.3(b) No indemnified party shall be entitled to indemnification if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, or gross negligence or by reason of the reckless disregard of obligations and duties by the party seeking indemnification or due to the breach of any representation, warranty or agreement made by the indemnified party.

     8.3(c) Davis Distributors shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless the Indemnified Party shall have notified Davis Distributors in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party (or after the Indemnified Party shall have received notice of such service on any designated agent). Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve Davis Distributors of its obligations hereunder except to the extent that Davis Distributors has been prejudiced by such failure to give notice. In addition, any failure by the Indemnified Party to notify Davis Distributors of any such claim shall not relieve Davis Distributors from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Davis Distributors will be required to assume, at its own expense, in the defense thereof. After Davis Distributors assumes the defense of any action or proceeding brought against any Indemnified Party, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Davis Distributors will not be liable to that party under this Agreement for any legal or other expenses subsequently incurred by that party independently in connection with the defense of any action or proceeding brought against any Indemnified Party unless (i) the Davis Distributors and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Davis Distributors and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. Davis Distributors shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, Davis Distributors agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     8.3(d) The Indemnified parties agrees to notify Davis Distributors promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance, holding, acquisition, distribution, redemption or sale of the Contracts or Company Shares or the operation of the Account or Company for which indemnification may be sought under this Section 8.3. .

     8.4 INDEMNIFICATION BY THE COMPANY

     8 4(a). To the extent that the Adviser does not or is not required to indemnify the Company and that the Underwriter does not or is not required to indemnify the Company, pursuant to Sections 8.2 and 8.3, respectively, The Company agrees to indemnify and hold harmless the Insurance Company, its parents and subsidiaries and other affiliates and each of their directors, officers, employees and agents, and each person, if any, who controls or is associated with the Insurance Company within the meaning of the federal securities laws(collectively, the "Indemnified Parties" for purposes of this Section 8.4) against any and all losses, claims, damages, liabilities (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as those losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of any director(s) of the Company, are related to the operations of the Company or:

          (i) arise as a result of any failure by the Company to provide the services and furnish the materials or to make payments under the terms of this Agreement (including a failure to comply with the requirements specified in Article VI of this Agreement in which case, (1) the damages recoverable under this indemnity shall, without limitation include any cost the Company reasonably incurs in working out any settlement or closing agreement with the Internal Revenue Service (IRS) in order that holders of the Contracts not be taxed currently on gains thereunder, together with any related settlement payments or penalties required of the Company by the IRS, and (2) any such penalties or settlement payments shall be subject to approval by the Fund's board of directors under this Section 8.4(a), which approval shall not be unreasonably withheld);

          (ii) arise out of or result from any material breach of any representation, warranty or agreement made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; or

as limited by, and in accordance with the provisions of, Sections 8.4(b) and 8.4(c) hereof. . This indemnification shall be in addition to any liability which the Fund may otherwise have. If a Fund's net asset value is materially and adversely affected by any losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) that are incurred by or charged against the Company and that arise out of are based on any of the circumstances set forth in sub-paragraphs (i)-(ii) of this Section 8.4(a), and if the Insurance Company elects to give credits or make payments to its customers to reasonably offset the negative impact thereof on their Contract values, the amount of such credits and payments shall be reimbursable to the Insurance Company under this Section 8.3 if Davis has been given 20 days to consent (or decline to consent) and has so consented to such action.. In the event Davis does not consent to such action, Company may immediately commence arbitration proceedings pursuant to Section 12.10.

Nothing in this Agreement shall be construed so as to make the Company liable for any adverse effect to a Fund's net asset value or loss if proximately caused by the decision to purchase, sell, or retain any security, if such decision was made with due care and in good faith. A decision will be presumptively assumed to be made with due care and in good faith if the Adviser can demonstrate a reasonable belief that the securities in question (i) may assist the Fund in pursuing its investment objective; (ii) are consistent with the Fund's investment strategies as disclosed in its prospectus and Statement of Additional Information, as amended from time to time; and (iii) will not cause the Fund to violate any of its investment restrictions as described in the Fund's prospectus and Statement of Additional Information, as amended from time to time.

     8.4(b). No indemnified party shall be entitled to indemnification if such loss, claim, damage, liability is due to the willful misfeasance, bad faith, or gross negligence or reckless disregard of obligations and duties by the party seeking indemnification or is due to the breach of any representation, warranty, or agreement made by the Indemnified Party.

     8.4(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless the Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party (or after the Indemnified Party shall have received notice of such service on any designated agent). Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve the Company of its obligations hereunder except to the extent that the Company has been prejudiced by such failure to give notice. In addition, any failure by the Indemnified Party to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company will be required to assume, at its own expense, the defense of claim or proceeding brought against any Indemnified Party After the Company assumes the defense of any action or proceeding brought against any Indemnified Party, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense unless(i) the Company and the Indemnified Party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement (other than as specified in Section 8.4(a)(i)) of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     8.4(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance, holding, acquisition, distribution, redemption or sale of the Contracts, the operation of the Account, or of shares of the Company for which indemnification may be sought under this section 8.4.


ARTICLE IX.  APPLICABLE LAW

     9.1. This Agreement shall be construed and provisions hereof interpreted under and in accordance with the laws of the State of New York

     9.2. This Agreement shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules and regulations and rulings thereunder, including any exemptions from those statutes, rules and regulations the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.


ARTICLE X.  TERMINATION

     10.1. This Agreement shall terminate:

     (a) at the option of any party upon 90 days' advance written notice to the other parties;; or

     (b) at the option of the Insurance Company to the extent that shares of Funds are not reasonably available to meet the requirements of the Contracts as determined by the Insurance Company, provided, however, that such a termination shall apply only to the Fund(s) not reasonably available. Prompt written notice of the election to terminate for such cause shall be furnished by the Insurance Company to the Company and Davis Distributors; or

     (c) at the option of the Company or Davis Distributors, in the event that formal administrative proceedings are instituted against the Insurance Company by the NASD, the SEC, an insurance commissioner or any other regulatory body regarding the Insurance Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Company's shares, provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Insurance Company to perform its obligations under this Agreement; or

     (d) at the option of the Insurance Company in the event that formal administrative proceedings are instituted against the Company, Adviser or Davis Distributors by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, provided, however, that the Insurance Company determines in its sole judgement exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company, Adviser or Davis Distributors to perform its obligations under this Agreement; or

     (e) At the option of the Insurance Company upon any substitution of the shares of another investment company or series thereof for shares of a Fund of the Company in accordance with the terms of the Contracts, provided that the Insurance Company has given at least [ 45 ]days prior written notice to the Company and Davis Distributors of the date of substitution; or; or

     (f) at the option of the Insurance Company, in the event any of the Company's shares are not registered, issued or sold in accordance with applicable state and/or federal law or exemptions therefrom, or such law precludes the use of those shares as the underlying investment media of the Contracts issued or to be issued by the Insurance Company; or

     (g) at the option of the Insurance Company, if the Company ceases to qualify as a regulated investment company under Subchapter M of the Code or under any successor or similar provision, or if the Insurance Company reasonably believes that the Company may fail to so qualify; or

     (h) at the option of the Insurance Company, if the Company fails to meet the diversification and other requirements specified in Article VI hereof; or

     (i) at the option of either the Company or Davis Distributors, if (1) the Company or Davis Distributors, respectively, shall determine, in their sole judgment reasonably exercised in good faith, that the Insurance Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of either the Company or Davis Distributors, (2) the Company or Davis Distributors shall notify the Insurance Company in writing of that determination and its intent to terminate this Agreement, and (3) after considering the actions taken by the Insurance Company and any other changes in circumstances since the giving of such a notice, the determination of the Company or Davis Distributors shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

     (j) at the option of the Insurance Company, if (1) the Insurance Company shall determine, in its sole judgment reasonably exercised in good faith, that either the Company, Adviser or Davis Distributors has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of the Insurance Company, (2) the Insurance Company shall notify the Company, Adviser and Davis Distributors in writing of the determination and its intent to terminate the Agreement, and (3) after considering the actions taken by the Company, Adviser and/or Davis Distributors and any other changes in circumstances since the giving of such a notice, the determination shall continue to apply on the sixtieth (60th) day following the giving of the notice, which sixtieth day shall be the effective date of termination.

     (k) At the option of any party upon another party's failure to cure a material breach of any provision of this Agreement within 30 days after written notice thereof.

     10.2. It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 10.1(a) may be exercised for any reason or for no reason.

     10.3. No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties to this Agreement of its intent to terminate, which notice shall set forth the basis for the termination. Furthermore,

     (a) In the event that any termination is based upon the provisions of
     Article VII, or the provision of Section 10.1(a), 10.1(i) or 10.1(j) of this Agreement, the prior written notice shall be given in advance of the effective date of termination as required by those provisions; and

     (b) in the event that any termination is based upon the provisions of
     Section 10.1(c) or 10.1(d) of this Agreement, the prior written notice shall be given at least 60 days before the effective date of termination; provided that such termination will not be effective If the circumstances giving rise to the notice are cured prior to the termination date and provided that any party may terminate this Agreement immediately with respect to any Fund if such party reasonably determines that continuing to perform under this Agreement would violate any state or federal law in a material respect.

     10.4. Notwithstanding any termination of this Agreement, subject to Section
1.2 of this Agreement and for so long as the Company continues to exist, the Company and Davis Distributors shall at the option of the Insurance Company, continue to make available additional shares of the Company pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement ("Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments from any other investment option to any Fund, redeem investments in the Company and/or invest in the Company upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.4 shall not apply to any terminations under Article VII and the effect of Article VII terminations shall be governed by Article VII of this Agreement.



ARTICLE XI.  NOTICES

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of that other party set forth below or at such other address as the other party may from time to time specify in writing.

     If to the Company:
      2949 East Elvira Road, Suite 101
      Tucson, Arizona 85706
      Attention:  Thomas Tays, Vice President

If the to Adviser:



     If to the Insurance Company:
        Steven Joenk

        Senior Vice President
        Funds Management Group
        Equitable Life Insurance Company
        1290 Avenue of the Americas
        New York, NY  101014


   cc:  Rosemarie Albrizio
        Vice President
        Controllers
        Equitable Life Insurance Company
        1290 Avenue of the Americas
        New York, NY  101014





        If to Davis Distributors:
          2949 East Elvira Road, Suite 101
          Tucson, Arizona 85706
          Attention:  Thomas Tays, Vice President


ARTICLE XII.  MISCELLANEOUS

     12.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party unless and until that information may come into the public domain.

     12.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     12.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     12.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     12.5. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit those authorities reasonable access to its books and records in connection with any lawful investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     12.6. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     12.7. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, that no party may assign this Agreement without the prior written consent of the others.

     12.8. Except as otherwise expressly provided in this Agreement, neither the Company, Adviser nor Davis Distributors, nor any affiliate thereof shall use any trademark, trade name, service mark or logo of the Insurance Company or any of its affiliates, or any variation of any such trademark, trade name, service mark or logo, without the Insurance Company's prior written consent, the granting of which shall be at the Insurance Company's sole option.

     12.9. Except as otherwise expressly provided in this Agreement, neither the Insurance Company nor any affiliate thereof shall use any trademark, trade name, service mark or logo of the Company or Davis Distributors, or any affiliates thereof, or any variation of any such trademark, trade name, service mark or logo, without the Company's or Davis Distributor's prior written consent, the granting of which shall be at the Company's and Davis Distributor's sole option.

     12.10. AGREEMENT TO ARBITRATE. Each of the parties agrees that any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Code of Arbitration Procedure of the National Association of Securities Dealers (or, in the event that the National Association of Securities Dealers refuses to accept jurisdiction, the Commercial Arbitration Rules of the American Arbitration Association), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.


     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

                                   EQUITABLE LIFE ASSURANCE
                                   SOCIETY OF THE UNITED STATES
                                   ("Insurance Company")
                                   By its authorized officer,


                                   By:_______________________________
                                   Title:_____________________
                                   Date:_____________________



                                   Davis Selected Advisers, L.P.
                                   ("Adviser")
                                   by Davis Investments, LLC (General Partner)
                                   By its authorized officer,

                                   By:_______________________________
                                   Title:_____________________
                                   Date:_____________________



                                   DAVIS VARIABLE ACCOUNT FUND
                                   ("Company")
                                   By its authorized officer,

                                   By:________________________________
                                   Title:  Vice President
                                   Date:_______________________



                                   DAVIS DISTRIBUTORS, LLC
                                   ("Davis Distributors")
                                   By its authorized officer,

                                   By:_________________________________
                                   Title:  Vice President
                                   Date:_______________________

                                   SCHEDULE A
                                    ACCOUNTS


NAME OF ACCOUNT                                      DATE OF RESOLUTION OF
                                                     INSURANCE COMPANY'S
                                                     BOARD WHICH ESTABLISHED
                                                     THE ACCOUNT

Separate Account FP of the
 Equitable Life Assurance Society of the US          Inception Date - 4/19/85

                                   SCHEDULE B
                                    CONTRACTS


Paramount Life

                                   SCHEDULE C
                                       TO
                             PARTICIPATION AGREEMENT

NAME OF FUND
------------

Davis Value Portfolio

                                   SCHEDULE D
                             PROXY VOTING PROCEDURE

     The following is a list of procedures and corresponding responsibilities for the handling of proxies relating to the Company by Davis Distributors, the Company and the Insurance Company. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Insurance Company" shall also include the department or third party assigned by the Insurance Company to perform the steps delineated below.

1. The number of proxy proposals is given to the Insurance Company by Davis Distributors as early as possible before the date set by the Company for the shareholder meeting to facilitate the establishment of tabulation procedures. At this time Davis Distributors will inform the Insurance Company of the Record, Mailing and Meeting dates. This will be done verbally, with confirmation following promptly in writing, approximately two months before meeting.

2. Promptly after the Record Date, the Insurance Company will perform a "tape run", or other activity, which will generate the names, addresses and number of units which are attributed to each contract-owner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts of the Record Date.

     Note: The number of proxy statements is determined by the activities described in Step #2. The Insurance Company will use its best efforts to call in the number of Customers to Davis Distributors, as soon as possible, but no later than one week after the Record Date.

3. The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Insurance Company by the Company. The Insurance Company, at its expense, shall produce and personalize the Voting Instruction cards. Davis Distributors must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:
          a. name (legal name as found on account registration)
          b. address
          c. Fund or account number
          d. coding to state number of units
          e. individual Card number for use in tracking and verification of votes (already on Cards as printed by the Company).
     (This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

4. During this time, Davis Distributors will develop, produce, and the Company will pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Insurance Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Insurance Company). Contents of envelope sent to customers by Insurance Company will include:

          a.   Voting Instruction Card(s)
          b.   One proxy notice and statement (one document)
          c. Return envelope (postage pre-paid by Insurance Company) addressed to the Insurance Company or its tabulation agent

          d. "Urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that requests Contract owners to vote as quickly as possible and that their vote is important. One copy will be supplied by the Company.)
          e. Cover letter - optional, supplied by Insurance Company and reviewed and approved in advance by Davis Distributors.

5. The above contents should be received by the Insurance Company approximately 3-5 business days before mail date, and in no event later than 3 business days before mail date. Individual in charge at Insurance Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to Davis Distributors.

6.   Package mailed by the Insurance Company.

          * The Company must allow at least a 15-day solicitation time to the Insurance Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but not including) the meeting, counting backwards.

7. Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often-used procedure is to sort cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

     Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company's internal procedure.

8. If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to the Customer with an explanatory letter, a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be not received for purposes of vote tabulation. Such mutilated or illegible Cards are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

9. There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

10. The actual tabulation of votes is done in units and then converted to shares. (It is very important that the Company receives the tabulations stated in terms of a percentage and the number of shares.) Davis Distributors must review and approve tabulation format.

11. Final tabulation in shares is verbally given by the Insurance Company to Davis Distributors on the day of the meeting not later than 1:00 p.m. Eastern Time. Davis Distributors may request an earlier deadline if required to calculate the vote in time for the meeting.

12. A Certificate of Mailing and Authorization to Vote Shares will be required from the Insurance Company as well as an original copy of the final vote. Davis Distributors will provide a standard form for each Certification.

13. The Insurance Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, Davis Distributors will be permitted reasonable access to such Cards.

14. All approvals and "signing-off" may be done orally, but must always be followed up in writing. For this purpose, signatures transmitted by facsimile will be acceptable.